SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release ("Settlement Agreement") dated January 29, 2008, is between and among South Dakota State Medical Holding Company, Inc., a South Dakota corporation, whose principal address and place of business is 2600 W. 49th Street, P.O. Box 7406, Sioux Falls, South Dakota 57117-7406, together with its subsidiaries and affiliates (collectively "DC"), including its affiliate, DAKOTACARE Administrative Services, Inc. ("DAS"), a South Dakota corporation, whose principal place of business is 2600 W. 49th Street, P. O. Box 7406, Sioux Falls, South Dakota 57117-7406 (collectively, DC and DAS are referred to herein as "DAKOTACARE"), and QMedCare Dakota, LLC, a Delaware Limited Liability Company, whose principal place of business is 25 Christopher Way, Eatontown, New Jersey 07724 ("QMedCare Dakota"), QMedCare, Inc., a Delaware corporation ("QMI"), LakeShore Captive Insurance Company, a South Carolina captive insurance company ("LakeShore"), and QMed, Inc., a Delaware corporation ("QMed"), whose principal place of business is 25 Christopher Way, Eatontown, New Jersey 07724 (collectively, QMedCare Dakota, QMI, Lake Shore and QMed are referred to herein as "QMC").

WHEREAS, the parties, or certain of them, have entered into certain agreements, including the following: (1) that certain SNP Medicare Advantage Plan Chronic Diseases Project Management Agreement, dated June 2, 2005, between QMedCare Dakota and DC ("SNP Agreement"); (2) Supplemental Agreement (Delegation), dated June 2, 2005 between QMedCare Dakota and DC ("Supplemental Agreement'); and (3) Subdelegation Agreement, dated June 2, 2005 between QMedCare Dakota and DAS ("Subdelegation Agreement") (collectively, the "Agreements"); and

WHEREAS, by letter dated November 9, 2007, DAKOTACARE, by counsel, provided a "Notice of Termination of the Master Agreement and all Agreements relative to Medicare Special Needs Plans entered into between QMedCare Dakota LLC or QMed, Inc....and DAKOTACARE and DAKOTACARE Administrative Services..."; and, by letter dated November 29, 2007, QMedCareDakota and QMed responded, acknowledged termination of all agreements between and among the parties,' but disputed certain points raised in DAKOTACARE's letter; and

WHEREAS, the parties have reached a settlement and resolution of all of their disputes and differences, including disputes concerning the Agreements and the Medicare Special Needs Plan and all other agreements between the parties (collectively, the "Disputes"), and the parties desire to resolve the Disputes and all other issues between them and compromise all potential claims and counterclaims, and, through this Settlement Agreement, to merge and integrate their resolution and all prior discussions into this final document.

NOW THEREFORE, in consideration of the premises, of the terms hereof, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto resolve the Disputes and all of their differences, by agreeing to the following terms:

1. (i) QMed, QMI, and QMedCareDakota, shall, to the extent they or any of them have power or influence over LakeShore, cause and/or influence LakeShore, to agree to and carry out the provisions set forth in subsection (iii), below, and to remit to DAKOTACARE under such subsection, the total sum of $750,000, without interest, costs or fees (the term "Settlement Amount" shall be understood to mean $750,000, without interest, costs or fees), as

described in such subsection (iii), or the maximum amount of such Settlement Amount as LakeShore shall have funds to pay thereunder.

(ii) Upon execution hereof, DAKOTACARE shall also execute and provide to QMC, the document annexed hereto as Exhibit A, and such additional documentation as the State of South Carolina shall require, reflecting this agreement, the terms hereof, and/or the parties' resolution of their differences and of all claims and potential claims made or to be made by DAKOTACARE, and those claiming under or through DAKOTACARE, against Lake Shore and/or QMC,

(iii) Upon approval of the South Carolina insurance authorities, LakeShore, subject to subsection (iv) below, shall pay to DAKOTACARE, the total sum of $750,000, in good, collected and available funds, without interest, costs or fees (the "Settlement Amount").

(iv) In the event that, after approval of the payments to be made hereunder by the insurance authorities of the State of South Carolina, LakeShore shall be unable to or fail to pay the Settlement Amount to DAKOTACARE within such schedule for payment as shall be approved by such insurance authorities, then the difference between the amount paid by Lake Shore, and the Settlement Amount, shall be the joint and several obligation of QMedCareDakota, QMI and QMed, and such amount shall be paid promptly by these obligors, in such proportion as the obligors may determine; except that, notwithstanding any other provision hereof, the maximum amount for which QMed shall be obligated to DAKOTACARE, and QMed's maximum obligation hereunder, whether regarded as an individual obligation, or as an obligation for which it is jointly and severally liable, shall be the sum of $30,000, without interest, costs or fees. QMedCareDakota, QMI and QMed shall each execute and deliver the additional respective document applicable to it, as annexed hereto as Exhibit B. QMedCare

Dakota, QMI and QMed may, but are not obligated to, make payment(s) hereunder to DAKOTACARE in advance of the payments to DAKOTACARE hereunder by LakeShore, such amount as such entities may estimate as their potential liability hereunder, or as they may otherwise determine, and such amount(s), so paid by or on behalf of QMedCare Dakota, QMI and/or QMed, shall be credits against the Settlement Amount due hereunder.

2. QMC, for itself and for each and all of its constituent entities, members, divisions, affiliates, parents, subsidiaries, officers, directors, representatives, agents, attorneys, administrators, executors, heirs, predecessors, successors and assigns, and all those claiming under or through QMC (collectively, the "QMC Releasors"), releases and discharges DAKOTACARE, and each and all of its constituent entities, members, divisions, affiliates, parents, subsidiaries, and each and all of its. and their past and present officers, directors, agents, representatives, attorneys, administrators, executors, heirs, employees, predecessors, successors and assigns (the "DAKOTACARE Releasees), of and from any and all claims, demands, actions, causes of action, suits, debts, dues, sums of money, accounts, bills, promises, fees and liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, which the QMC Releasors ever had, now have or hereafter can, shall or may have, against the DAKOTACARE Releasees, or any of them, by reason of: (i) any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matters of any kind, arising out of events occurring at any time since the beginning of the world to the date of these presents; (ii) any claims which arise out of or relate to the Agreements, the Disputes and/or events forming the basis of any claim or counterclaim the parties may have; **except that**, notwithstanding the foregoing, the obligations imposed by this Settlement Agreement are not waived or released, and such obligations remain binding, and in full force and effect, and shall be complied with.

3. DAKOTACARE, for itself and for each and all of its constituent entities, members, divisions, affiliates, parents, subsidiaries, officers, directors, representatives, agents, attorneys, administrators, executors, heirs, predecessors, successors and assigns, and all those claiming under or through DAKOTACARE (collectively, the "DAKOTACARE Releasors"), releases and discharges QMC, and each and all of its constituent entities, members, divisions, affiliates, parents, subsidiaries, and each and all of its and their past and present officers, directors, agents, representatives, attorneys administrators, executors, heirs, employees, predecessors, successors and assigns ("QMC Releasees"), of and from any and all claims, demands, actions, causes of action, suits, debts, dues, sums of money, accounts, bills, promises, fees and liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown, which the DAKOTACARE Releasors ever had, now have or hereafter can, shall or may have, against the QMC Releasees, or any of them, by reason of: (i) any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matters of any kind, arising out of events occurring at any time since the beginning of the world to the date of these presents; (ii) any claims which arise out of or relate to the Agreements, the Disputes and/or events forming the basis of any claim or counterclaim the parties may have; **except that,** notwithstanding the foregoing, the obligations imposed by this Settlement Agreement are not waived or released, and such obligations remain binding, and in full force and effect, and shall be complied with.

4. LIMITATION ON RELEASES. In the event of the commencement of a voluntary or involuntary proceeding under the bankruptcy laws of the United States, against QMC or against any of the entities comprising QMC under the definitions herein, within ninety-one (91) calendar days following receipt by DAKOTACARE of the Settlement Amount

hereunder, and DAKOTACARE is required by an order of a court of competent jurisdiction, to return or disgorge all or any portion of the Settlement Amount paid to it by QMC or by one of the entities making up QMC hereunder, and in the event DAKOTACARE makes such return or disgorgement, then the releases contained in this Agreement with respect to the party whose payment to DAKOTACARE is ordered by the court to be returned or disgorged by DAKOTACARE as aforesaid, shall be deemed null and void as to such party whose payment to DAKOTACARE is ordered returned or disgorged and is so returned or disgorged, and all claims released hereby as to such party whose payment to DAKOTACARE is so returned or disgorged, shall be deemed to be reinstated, unless and until the amount so returned or disgorged by DAKOTACARE shall be repaid to DAKOTACARE, free from any claim or adverse interest.

5. (i) This Settlement Agreement is the full and final disposition of the parties' dispute and of the Disputes, and may be enforced by any court of competent jurisdiction, including, if appropriate, by means of injunctive or equitable relief. The parties hereto agree to the personal jurisdiction of the United States District Court, District of South Dakota, for any action or proceeding seeking such enforcement. The releases contained in this Settlement Agreement and/or executed pursuant hereto are full and final. Each party hereby waives any right to assert hereafter that any matter or claim resolved by this Settlement Agreement, and/or released under the language hereof, has, through ignorance, oversight, error, change in circumstance, or otherwise, been erroneously included in the scope hereof. The parties acknowledge and agree that this Settlement Agreement and the releases granted hereunder shall be and remain in effect, and not be affected at all, notwithstanding, *inter alia,* any claim that a party may be or hereafter discovers additional facts, obligations and circumstances, or that circumstances have changed, or that some other party has not complied, even if such events are

such that, had they been known or suspected prior to the date hereof, could have affected a party's decision to enter into this Agreement. The parties agree not to file or bring any action or proceeding against another party hereto, with respect to a matter released hereby; except that a party may bring an action or proceeding to enforce this Settlement Agreement.

(ii) This Settlement Agreement constitutes a compromise and settlement of contested claims. Neither this Settlement Agreement, nor the terms hereof, nor the execution hereof, nor the payment or receipt of monies pursuant hereto, is or shall be construed or regarded as an admission or evidence of any liability of any kind, by or against any person, entity or party hereto, or as to any such liability, fault, responsibility, or guilt of any kind as to any allegation or claim, for any purpose whatsoever, all of any kind being expressly denied.

(iii) The parties shall each bear their own attorneys' fees and costs incurred in connection with their differences and the Dispute, including the negotiation and preparation of this Settlement Agreement.

(iv) Each of the parties hereto expressly warrants and represents to the others that:

(a) it is duly organized, validly existing, and in good standing in its place of organization;

(b) this Settlement Agreement is the legal, valid, and binding obligation of the party giving these representations, that such party is duly authorized to make such representations and to enter into this Settlement Agreement, and that this Settlement Agreement is enforceable against the party giving these representations and warranties in accordance with the terms hereof;

(c) this Settlement Agreement does not violate its organizational documents, or any agreements to which it is a party or any obligation to which it is subject;

(d) it has all necessary power and authority required to enable it to enter lawfully into and perform and comply with its obligations under this Settlement Agreement, including any necessary consent or approval from any other person or entity, and including the absence of any duty or obligation that would prevent, or be put in breach or default by, this Settlement Agreement, and such consents or approvals are in full force and effect, except as otherwise expressly set forth in this Settlement Agreement; with regard to LakeShore QMC states that, as set forth herein, LakeShore's agreement hereto is subject to the approval of the South Carolina DOI;

(e) it is the lawful and sole owner of everything which it released hereunder, or otherwise has authority to give such release, and it has not assigned or encumbered, or purported to assign or encumber, all or any part of any such thing released in any manner whatsoever, including by way of subrogation or operation of law.

(f) it has been represented by legal counsel in the negotiation and joint preparation of this Settlement Agreement, and is fully aware of the provisions and legal effect hereof, and has voluntarily entered into this Settlement Agreement;

(g) it enters into this Settlement Agreement freely, in the absence of any mistake, coercion, duress, or undue influence and based on its own independent decision to enter into this Settlement Agreement; it has made an independent determination as to whether this Settlement Agreement is appropriate for it, based upon its own judgment, information, and analyses and upon its own tax, accounting, regulatory, legal, financial, and other advice relying on such of its own advisers as it may have deemed necessary and in each case without relying on

a party it is hereby releasing or any representations of such other party; the persons executing this Settlement Agreement are authorized to do so and these persons have in fact read this Settlement Agreement before executing the Settlement Agreement;

(h) no party has commenced or prosecuted against any other Party hereto: any action or proceeding for recovery of damages or other legal, equitable or declaratory relief, or any other form of action or proceeding or arbitration, based upon the Agreements and/or the Dispute released in this Settlement Agreement.

(v) This Settlement Agreement contains a final and complete integration of all prior expressions of the parties to one another with respect to the resolution of the Disputes and of the other matters released hereby, and shall constitute the entire agreement among the parties with respect to the subject matter hereof, superseding all prior oral or written understandings, negotiations, representations, or agreements relating thereto. This Settlement Agreement shall substitute for the parties' underlying Disputes and shall be fully binding on the parties hereto. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other provisions of this Settlement Agreement.

(vi) To the extent that any term or provision of this Settlement Agreement is held to be unenforceable, then such term shall nevertheless be enforced to the greatest extent permitted by law, and all of the other terms and provision of this Settlement Agreement shall be construed so as to provide, to the fullest extent permitted by law, the same rights, obligations, and releases as this Settlement Agreement would have created or provided for had such term or provisions been enforceable.

(vii) This Settlement Agreement may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by the parties hereto. No party

may assign this Settlement Agreement without the prior written consent of the other parties hereto. The rights, duties, and obligations set forth herein shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and permitted assigns.

(viii) This Settlement Agreement shall be effective as of the date first written above, upon execution by the last of the parties, but without regard to the date of execution.

(ix) This Settlement Agreement and any ambiguities or uncertainties herein, shall be equally and fairly interpreted and construed without reference to the identity of the party preparing this Settlement Agreement, on the express understanding and agreement that the parties participated equally in the negotiation and preparation of this Settlement Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive any statute or common law, providing that in cases of uncertainty, language of a contract should be interpreted most strongly against the party who drafted the language.

(x) Disclosure of this Settlement Agreement and its terms may be made (i) to a party's parents and affiliates and each of their current and former accountants, auditors, attorneys and persons retained by such attorneys in connection with the Dispute, employees, officers, directors, brokers, other financial intermediaries and/or advisors, creditors, and actual and prospective insurance and/or reinsurance carriers and business partners, who have legitimate business or regulatory need for such information; (ii) as required by federal and/or state regulatory requirements or regulators, or as required by law, legal process or the public disclosure requirements applicable to a party or to a member or constituent of a party; or (iii) to the extent that such information is public knowledge, or hereafter becomes public knowledge, other than through acts or omissions of a party or its representatives in violation of this Settlement Agreement. Except for the foregoing, the parties shall not otherwise disclose this

Settlement Agreement or the terms hereof. The parties may freely disclose that their differences, including the Disputes, have been resolved.

(xi) This Settlement Agreement may be executed and delivered in one or more counterparts, each of which shall together constitute one and the same instrument. Facsimile signatures hereon shall be accepted as originals.

(xii) Notwithstanding any other provision hereof, in the event the approval of the State of South Carolina, through its Department of Insurance or other instrumentalities (collectively, "DOI") is required prior to this Settlement Agreement being effective as to LakeShore, then this Settlement Agreement shall not be deemed effective as to LakeShore until such approval is received; no party shall take any action to interfere with such approval or to discourage the DOI from giving such approval; QMC shall take all reasonable steps necessary to obtain such approval; DAKOTACARE shall execute and provide such additional documents as may be reasonably requested by DOI to confirm that the parties have resolved this matter on the terms set forth herein, and confirming that this is the full and final resolution of all claims by or through DAKOTACARE, against LakeShore, and under any policy, quota share agreement or other document issued by LakeShore.

January 29, 2007

SOUTH DAKOTA STATE MEDICAL HOLDING COMPANY, INC.

By: [signature]
Kirk J. Zimmer
Title: Chief Executive Officer

2600 W. 49th Street, P.O. Box 7406
Sioux Falls, SD 57117-7406
(605) 334-4000

January 29, 2007

DAKOTACARE ADMINISTRATIVE SERVICES, INC.

By: [signature]
Kirk J. Zimmer
Title: President

2600 W. 49th Street, P.O. Box 7406
Sioux Falls, SD 57117-7406
(605) 334-4000

~~January~~ March 5th, ~~2007~~ 2008

QMEDCARE DAKOTACARE, LLC

By: [signature]
Name: William T. Schmitt Jr.
Title: President

25 Christopher Way
Eatontown, New Jersey 07724
(732) 544-5544

~~January~~ March 5th 2008

QMEDCARE, INC.

By: [signature]
Name: William T. Schmitt Jr.
Title: VP / CFO

~~January~~ March 5th 2008

QMED, INC.

By: [signature]
Name: William T. Schmitt Jr.
Title: SVP / CFO

~~January~~ March 5th 2008

LAKESHORE CAPTIVE INSURANCE COMPANY

By: [signature]
Name: William T. Schmitt Jr.
Title: Treasurer

2600 West 49th Street
P.O. Box 7406
Sioux Falls, SD 57117-7406
605.334.4000
Fax: 605.334.8717
http://www.dakotacare.com

DAKOTACARE®

THE HEALTH CARE PLAN OF THE SOUTH DAKOTA MEDICAL ASSOCIATION

State of South Carolina
Department of Insurance

Re: LakeShore Captive Insurance Company

Dear Sirs/Mesdames:

Please be advised as follows:

This is to confirm that South Dakota State Medical Holding Company, Inc. (d/b/a DAKOTACARE), a South Dakota corporation, whose principal place of business is 2600 W. 49th Street, P. O. Box 7406, Sioux Falls, South Dakota 57117-7406, including its affiliate, DAKOTACARE Administrative Services, Inc. ("DAS"), a licensed South Dakota Third Party Administrator, have settled their differences with LakeShore Captive Insurance Company ("LakeShore") and its affiliated companies, by entering into a Settlement Agreement between them. DAKOTACARE and DAS hereby: (1) confirm that, as a result of the settlement, all obligations owed by LakeShore to DAKOTACARE and/or DAS, are set forth in the Settlement Agreement, and that, other than as set forth in the Settlement Agreement, LakeShore has no other obligations to DAKOTACARE or DAS; (2) surrender and relinquish any and all claims that they have or might have had under any policy, quota share agreement, or other document issued or not issued by LakeShore (except for any obligation of LakeShore as set forth in the Settlement Agreement); (3) relinquish, release and waive any and all claims against LakeShore, or under any LakeShore policy, quota share or other agreement or document, other than as set forth in the Settlement Agreement.

The background of this matter is that DAKOTACARE entered into an agreement (the "Project Agreement") with CMS for establishment in the State of South Dakota, of a Medicare Advantage Plan, including a Special Needs Plan (collectively, the "SNP"). Prior to the events leading to the Settlement Agreement, and in connection with establishing and running the SNP, DAKOTACARE worked with QMedCare Dakota LLC and QMed, Inc., affiliates of LakeShore. LakeShore was a captive insurer which was involved in funding aspects of the program as between the several companies. Note that LakeShore did not process, handle or pay any patient claims under the SNP or any other DAKOTACARE programs.

Please be further advised that, as of November 1, 2007, DAKOTACARE stopped paying premium in connection with the SNP, to LakeShore, QMedCare Dakota LLC or any of their affiliated or related entities. DAKOTACARE has decided to continue to run, on its own, and without the involvement of QMedCare Dakota LLC, LakeShore or any of their affiliated entities, the SNP, on which the parties previously worked together.

Sincerely,

Kirk J. Zimmer
Chief Executive Officer